MCCARTER & ENGLISH, LLP
                                ATTORNEYS AT LAW
                               FOUR GATEWAY CENTER
                               100 MULBERRY STREET
                                  P.O. BOX 652
                              NEWARK, NJ 07101-0652




                                                December 18, 1998


Seligman New Jersey Municipal Fund, Inc.
100 Park Avenue
New York, NY  10017


Dear Ladies and Gentlemen:

         With respect to Post-Effective Amendment No 18 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of Seligman New Jersey Municipal Fund, Inc., we have reviewed the material relative to New Jersey Taxes in the Registration Statement. Subject to such review, our opinion as delivered to you and as filed with the Securities and Commission remains unchanged. I enclose the appropriate changes. In addition, I enclose a copy of the New Special considerations Section on a diskette.

         We consent to the filing of this consent as an exhibit to the Registration Statement and to the reference to us under the heading "New Jersey Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                  Sincerely,


                                  /s/John B. Brescher, Jr.
                                  John B. Brescher, Jr.


JBB/AJC
Enclosure